The Latin American Discovery Fund, Inc.
                          Item 77(O) 10F-3 Transactions
                         January 1, 2004 - June 30, 2005



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Foment  5/25/  70,000  $53.25 $298,20   8,700    0.12%  0.23%           Citigr
   o      05    ,000           0,000                            Citigr    oup
Econom                                                           oup,
  ico                                                           Morgan
Mexica                                                          Stanle
 na SA                                                            y